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                                                                    EXHIBIT 21.1



SUBSIDIARIES OF KNOLOGY, INC:

     Interstate Telephone Company, Inc.
     Valley Telephone Company, Inc.
     ITC Globe, Inc.
     Globe Telecommunications, Inc.
     KNOLOGY Holdings, Inc.
     KNOLOGY of Augusta, Inc.
     KNOLOGY of Charleston, Inc.
     KNOLOGY of Columbus, Inc.
     KNOLOGY of Huntsville, Inc.
     KNOLOGY of Montgomery, Inc.
     KNOLOGY of Panama City, Inc.
     KNOLOGY of Alabama, Inc.
     KNOLOGY of Florida, Inc.
     KNOLOGY of Georgia, Inc.
     KNOLOGY of South Carolina, Inc.
     KNOLOGY of Tennessee, Inc.
     KNOLOGY of Knoxville, Inc.
     KNOLOGY of Nashville, Inc.
     KNOLOGY of Kentucky, Inc.
     KNOLOGY of Louisville, Inc.
     KNOLOGY of Lexington, Inc.
     KNOLOGY of North Carolina



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